UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2025

American Integrity Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42634	33-2925846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5426 Bay Center Drive, Suite 600 Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 880-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On May 29, 2025, American Integrity Insurance Group, Inc. (the “Company”) issued a press release concerning the reinsurance program for its insurance subsidiary, American Integrity Insurance Company of Florida, Inc. (“AIICFL”).

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 8.01 Other Events.

On May 29, 2025, the Company announced that it fully placed its 2025-2026 indemnity based, catastrophe excess-of-loss reinsurance program for its insurance subsidiary, AIICFL, which is effective as of June 1, 2025.

Key points of the 2025-2026 catastrophe reinsurance program include:

•

The reinsurance program provides third-party coverage of $1.93 billion for a single catastrophic event. The total third-party coverage provided for all occurrences is $2.59 billion, representing an increase of $799 million or 45% over the 2024 treaty.

•

The total incurred net consolidated catastrophe reinsurance premiums ceded to third parties are expected to total $433 million for the treaty year, an increase of $96 million, or 28%, over the 2024 treaty year estimate.

•

The program includes multi-year indemnity coverage totaling $565 million sourced through new catastrophe bonds issued by Integrity Re III Ltd in 2025. This catastrophe bond issuance was the eighth and largest ILS transaction the Company has sponsored.

•

The Company’s net retention is $35 million for each of the first and second events with $10 million retained by AIICFL and an additional $25 million retained by the Company’s segregated cell captive reinsurer. The Company’s net retention for the third and fourth event decreases to $15.8 million and $10 million respectively and is solely with AIICFL.

•	Florida Hurricane Catastrophe Fund participation of 90.0%, consistent with the prior year program.

•

The entire program is indemnity based, with no parametric covers. All reinsurers participating in the Company’s 2025-2026 catastrophe reinsurance program were rated A- or better by A.M. Best or were required to post collateral up to 100% of all obligations to the Company.

•	The increased coverage and net retention associated with the XOL reinsurance program reflects our growth in written premium, exposure and capital.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued May 29, 2025 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTEGRITY INSURANCE GROUP, INC.

Date: May 29, 2025	By:	/s/ Robert Ritchie
Robert Ritchie
Chief Executive Officer